EXHIBIT 99.1

VeriFone Welcomes New Member to Board of Directors

Consumer financial services veteran Jane Thompson joins board;
Richard McGinn departs

SAN JOSE – March 26, 2014 – VeriFone Systems, Inc. (NYSE: PAY), today announced that Richard A. McGinn will leave the board and be replaced by long-time retail and consumer financial services veteran Jane J. Thompson, effective immediately.

“The board thanks Rich for his service in many roles over the years including interim CEO and chairman of the board, and we wish him well,” said Dr. Leslie Denend, chairman of the board, VeriFone. “We are also delighted to welcome Jane to the board and know that her strong leadership and industry experience will serve VeriFone and our executive team well.”

“I have enjoyed working with VeriFone’s board and leadership team and am proud of the progress the company has made over the last several months,” said McGinn. “I look forward to their continued success.”

“Rich has helped the company navigate through the best of times and some of the most challenging times, and for that the company is thankful,” said VeriFone CEO Paul Galant. “I’m also very pleased to have Jane join our board. She is an expert on the evolving relationship between retailers and consumers and her experience will help us achieve our goal of enabling the next generation of commerce for our clients.”

Thompson has successfully led multi-billion dollar organizations in the financial services, home services, retail, and ecommerce industries. She served at the executive level of Fortune 50 organizations for more than two decades. Most recently, as a strategic consultant, Thompson helped drive strategy and growth for large corporations as well as small, fast-growth businesses. She is the former president of Walmart Financial Services and former executive vice president of Sears Credit and Home Services. Thompson has also served as partner at McKinsey & Co., and in brand management and marketing at Procter & Gamble. She is a member of the board for The Fresh Market and former board member of ConAgra Foods.

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About VeriFone Systems, Inc. (www.verifone.com)
VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for VeriFone Systems, Inc.
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs and on currently available competitive, financial and economic data and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc., including many factors beyond our control. These risks and uncertainties include, but are not limited to, those associated with: execution of our strategic plan and business initiatives and whether the expected benefits of our plan and initiatives are achieved, short product cycles and rapidly changing technologies, our ability to maintain competitive leadership position with respect to our payment solution offerings, our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to successfully integrate acquired businesses into our business and operations, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers, distributors and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, the conduct of our business and operations internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, and our dependence on a limited number of key employees. For a further list and description of the risks and uncertainties affecting the operations of our business, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements speak only as of the date such statements are made. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Editorial Contact:
Andy Payment
VeriFone Systems
Tel: +1 (770) 754-3541
andy.payment@verifone.com